Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE     Contacts:
Ken Owen, Chief Financial Officer
ir@oiltankingpartners.com
281-457-7900

Jack Lascar / jlascar@drg-l.com
Lisa Elliott / lelliott@drg-l.com
DRG&L / 713-529-6600

OILTANKING PARTNERS, L.P. REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2011

HOUSTON - November 9, 2011 - Oiltanking Partners, L.P. (NYSE: OILT) (the “Partnership”) today reported third quarter 2011 net income of $35.3 million compared to third quarter 2010 net income of $7.8 million. The third quarter of 2011 includes an income tax benefit of $27.3 million as a result of the elimination of deferred tax accounts related to the conversion to a non-taxable entity in connection with the Partnership’s initial public offering. Net income for the third quarter of 2011, excluding this benefit and other gains and losses, was $13.8 million. Net income excluding gains and losses, which is a non-GAAP financial measure, is defined and reconciled to net income below.

Adjusted EBITDA was $18.1 million for the third quarter of 2011 compared to $16.6 million for the third quarter of 2010. Adjusted EBITDA was $51.7 million for the nine months ended September 30, 2011 compared to $48.5 million for the corresponding period in 2010. Adjusted EBITDA, which is a non-GAAP financial measure, is defined and reconciled to net income below.

“We are pleased to report solid results for the third quarter, our first period of operations since going public in July,” said Carlin Conner, Chairman, President and Chief Executive Officer of the Partnership’s general partner. “The successful launch of the Partnership was a significant milestone for Oiltanking and an integral part of our strategy to continue to grow our North American operations.”

“Over the last 30 years, we have established a strategic position with deepwater docks, tank storage and pipeline connectivity to the major refineries along the upper Gulf Coast, making us an important part of the crude oil supply chain in the U.S. With several significant pipelines being reversed or under-construction to deliver additional crude oil from domestic shale plays, Cushing and Canadian oil sands to the Gulf Coast refineries, we are excited about our prospects for growth. Our recently announced crude expansion project represents our first phase of growth plans to take advantage of the incremental crude flows to the Gulf Coast that will allow us to transport and store additional crude for our customers and further position us for growth.”

On October 20, 2011, the Partnership declared its first regular cash distribution of $10.6 million, or $0.2678 per unit. This prorated amount corresponds to a quarterly distribution of $0.3375 per unit, or $1.35 per unit on an annualized basis. Distributable cash flow for the third quarter of 2011 provided distribution coverage of 1.20 times the amount needed for the Partnership to fund a full quarter distribution to both the general and limited partners. Distributable cash flow and distribution coverage ratio, which are non-GAAP financial measures, are defined and reconciled to net income below.

The Partnership’s additional storage capacity of one million barrels that is in the process of being constructed is progressing on time and on budget. We expect that the first two-thirds of this storage capacity will be placed into service by December 1, 2011, with the remaining capacity coming on line early in the second quarter of 2012.

The Partnership’s overall operating results for the third quarter of 2011 improved as compared to the third quarter of 2010. Operating expenses were lower for the third quarter of 2011 by $0.7 million as compared to the third quarter of 2010, primarily due to favorable property taxes. Selling, general and administrative expenses were also lower quarter-over-quarter by $0.8 million primarily due to lower employee-related costs. Revenues remained strong for the third quarter of 2011 as compared to the third quarter of 2010, as higher storage service fees and throughput fees were offset by lower ancillary service fees.

Conference Call
The Partnership will hold a conference call to discuss its third quarter 2011 financial results on November 10, 2011 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). To participate in the call, dial (480) 629-9692 and ask for the Oiltanking call 10 minutes prior to the start time, or access it live over the internet at www.oiltankingpartners.com on the “Investor Relations” page of the Partnership’s website.

A replay of the audio webcast will be available shortly after the call on the Partnership’s website. A telephonic replay will be available through November 17, 2011 by calling (303) 590-3030 and using the pass code 4478844#.

Oiltanking Partners is a master limited partnership engaged in independent storage and transportation of crude oil, refined petroleum products and liquefied petroleum gas. We provide our services to a variety of customers, including major integrated oil companies, distributors, marketers and chemical and petrochemical companies. Our assets are located along the upper Gulf Coast of the United States. For more information, visit www.oiltankingpartners.com.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the Partnership’s current expectations, opinions, views or beliefs with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties as described in the Partnership’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov. The Partnership has no obligation and, except as required by law, does not undertake any obligation, to update or revise these statements or provide any other information relating to such statements.

Use of Non-GAAP Financial Measures
This news release and the accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA, net income excluding gains and losses, distributable cash flow and distribution coverage ratio, which may be used periodically by management when discussing our financial results with investors and analysts. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Adjusted EBITDA, net income excluding gains and losses, distributable cash flow and distribution coverage ratio are presented as management believes they provide additional information and metrics relative to the performance of our business, such as the cash distributions we expect to pay to our unitholders, and are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Partnership from period to period and to compare it with the performance of other publicly traded partnerships within the industry. You should not consider Adjusted EBITDA, net income excluding gains and losses, distributable cash flow and distribution coverage ratio in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Because Adjusted EBITDA, net income excluding gains and losses, distributable cash flow and distribution coverage ratio may be defined differently by other companies in the Partnership’s industry, the Partnership’s definitions of Adjusted EBITDA, net income excluding gains and losses, distributable cash flow and distribution coverage ratio may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

The Partnership defines Adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit) and depreciation and amortization expense, as further adjusted to exclude certain other non-cash and non-recurring items, including gains and losses on disposals of fixed assets, property casualty indemnification and early extinguishment of debt. Adjusted EBITDA is not a presentation made in accordance with GAAP. Adjusted EBITDA is a non-GAAP supplemental financial performance measure that management and external users of the consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods, and (ii) the viability of proposed projects and acquisitions and determine overall rates of returns on investment in various opportunities. The GAAP measure most directly comparable to Adjusted EBITDA is net income. Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income.

This press release also includes the non-GAAP measure net income excluding gains and losses. The Partnership defines net income excluding gains and losses as net income excluding gains and losses from (i) the disposal of fixed assets, (ii) property casualty indemnification and (iii) early extinguishment of debt, and excluding income tax benefit due to the elimination of deferred tax account balances, which occurred upon the change in tax status of the entity. The Partnership’s management believes net income excluding gains and losses from the disposal of fixed assets, from property casualty indemnification and early extinguishment of debt, and income tax benefit due to the elimination of deferred tax account balances is a useful measure for investors because it allows comparison of the Partnership’s results from core operations from period to period.

Distributable cash flow, which is a financial measure included in the schedules to this press release, is another non-GAAP financial measure. The Partnership defines distributable cash flow as the Partnership’s net income before (i) depreciation and amortization expense; (ii) gains or losses on disposal of fixed assets and from property casualty indemnification; (iii) loss on early extinguishment of debt; (iv) other (income) expense; and (v) income tax expense (benefit); less maintenance capital expenditures. The Partnership’s management believes that distributable cash flow is useful to investors because it removes non-cash items from net income and provides a clearer picture of the Partnership’s cash available for distribution to its unitholders.

The Partnership defines distribution coverage ratio for any given period as the ratio of distributable cash flow during such period to the total quarterly distribution payable to all common and subordinated unitholders and the general partner interest.

Adjusted EBITDA, net income excluding gains and losses, distributable cash flow and distribution coverage ratio should not be considered alternatives to net income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP.

The Partnership believes that investors benefit from having access to the same financial measures used by its management. Further, the Partnership believes that these measures are useful to investors because they are one of the bases for comparing the Partnership’s operating and financial performance with that of other companies with similar operations, although the Partnership’s measures may not be directly comparable to similar measures used by other companies. Please see the attached reconciliations of Adjusted EBITDA, net income excluding gains and losses, distributable cash flow and distribution coverage ratio, to net income.

- Tables to Follow -

OILTANKING PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per unit data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues	$28,867	$28,875	$88,476	$85,346
Operating costs and expenses:
Operating	6,907	7,560	23,542	23,742
Depreciation and amortization	3,843	3,835	11,795	11,475
Selling, general and administrative	3,907	4,705	13,258	13,097
(Gain) loss on disposal of fixed assets	—	(124)	544	(149)
Gain on property casualty indemnification	(681)	—	(928)	(3,701)
Total operating costs and expenses	13,976	15,976	48,211	44,464
Operating income	14,891	12,899	40,265	40,882
Other income (expense):
Interest expense	(614)	(2,352)	(5,202)	(7,221)
Loss on early extinguishment of debt	(6,382)	—	(6,382)	—
Interest income	7	44	31	53
Other income	290	193	431	165
Total other expense, net	(6,699)	(2,115)	(11,122)	(7,003)
Income before income tax (expense) benefit	8,192	10,784	29,143	33,879
Income tax (expense) benefit	27,118	(2,980)	21,403	(7,997)
Net income	$35,310	$7,804	$50,546	$25,882

Allocation of 2011 net income used for earnings per unit calculation:
Net income	$35,310		$50,546
Net income prior to initial public offering on July 19, 2011	(23,355)		(38,591)
Net income subsequent to initial public offering on July 19, 2011	$11,955		$11,955

Allocation of net income to partners: (1)
Net income allocated to general partner	$239		$239
Net income allocated to common unitholders	$5,858		$5,858
Net income allocated to subordinated unitholders	$5,858		$5,858

Earnings per limited partner unit: (1)
Common unit (basic and diluted)	$0.30		$0.30
Subordinated unit (basic and diluted)	$0.30		$0.30

Weighted average number of limited partner units outstanding:
Common units (basic and diluted)	19,450		19,450
Subordinated units (basic and diluted)	19,450		19,450
___________________
(1) Reflective of general and limited partner interest in net income since closing of OILT’s initial public offering on July 19, 2011.

OILTANKING PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except units)
(Unaudited)

	September 30, 2011	December 31, 2010
Assets:
Current assets:
Cash and cash equivalents	$13,818	$8,746
Receivables:
Trade	6,324	7,573
Affiliates	7,694	5,708
Refundable federal income taxes due from parent	—	2,964
Other	799	466
Note receivable, affiliate	23,000	12,903
Prepaid expenses and other	1,365	1,584
Deferred tax assets	—	349
Total current assets	53,000	40,293
Property, plant and equipment, net	267,722	265,616
Other assets	545	4,560
Total assets	$321,267	$310,469
Liabilities and partners' capital:
Current liabilities:
Accounts payable and accrued expenses	$10,892	$16,940
Current maturities of long-term debt, affiliate	2,500	18,757
Accounts payable, affiliates	5,527	3,706
Federal income taxes due to parent	1,423	—
Total current liabilities	20,342	39,403
Long-term debt, affiliate, less current maturities	18,750	129,501
Deferred compensation	—	3,033
Accumulated postretirement benefit obligation	—	7,952
Deferred revenue	3,015	3,314
Deferred income taxes	—	23,217
Total liabilities	42,107	206,420
Commitments and contingencies
Partners' capital:
Common units (19,449,901 units issued and outstanding at September 30, 2011)	245,122	—
Subordinated units (19,449,901 units issued and outstanding at September 30, 2011)	33,018	—
Limited partners’ interests	—	104,595
General partners’ interests	1,020	1,056
Accumulated other comprehensive loss	—	(1,602)
Total partners’ capital	279,160	104,049
Total liabilities and partners’ capital	$321,267	$310,469

OILTANKING PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net income	$50,546	$25,882
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,795	11,475
Deferred income tax expense (benefit)	(27,366)	3,369
Postretirement net periodic benefit cost	695	955
Unrealized gain on investment in mutual funds	(96)	(24)
Increase in cash surrender value of life insurance policies	(42)	(34)
(Gain) loss on disposal of fixed assets	544	(149)
Gain on property casualty indemnification	(928)	(3,701)
Amortization of deferred financing costs	36	—
Changes in assets and liabilities:
Trade and other receivables	(1,828)	1,232
Refundable income taxes	4,387	4,159
Prepaid expenses and other assets	415	(331)
Accounts receivable/payable, affiliates	(1,722)	2,404
Accounts payable and accrued expenses	(5,761)	(1,400)
Deferred compensation	453	(65)
Deferred revenue	134	1,742
Total adjustments from operating activities	(19,284)	19,632
Net cash provided by operating activities	31,262	45,514
Cash flows from investing activities:
Issuance of notes receivable, affiliate	(26,000)	(43,500)
Collections of notes receivable, affiliate	—	18,500
Payments for purchase of property, plant and equipment	(19,969)	(6,869)
Proceeds from sale of property, plant and equipment	14	171
Payment for disposal of assets	(544)	—
Proceeds from property casualty indemnification	1,298	5,000
Proceeds from surrender of life insurance policies	—	2,525
Payments for purchase of mutual funds	—	(2,525)
Investment in life insurance policies	(1,378)	—
Proceeds from sale of mutual funds	1,378	—
Net cash used in investing activities	(45,201)	(26,698)
Cash flows from financing activities:
Borrowings under notes payable, affiliate	—	4,000
Payments under notes payable, affiliate	(127,008)	(14,981)
Debt issuance costs	(250)	—
Net proceeds from issuance of common units	228,163	—
Contributions from partners	1	—
Distributions paid to partners	(81,895)	—
Net cash provided by (used in) financing activities	19,011	(10,981)
Net increase in cash and cash equivalents	5,072	7,835
Cash and cash equivalents — Beginning of period	8,746	5,856
Cash and cash equivalents — End of period	$13,818	$13,691

OILTANKING PARTNERS, L.P.
SELECTED OPERATING DATA

Operating data:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Storage capacity, end of period (mmbbls) (1) (2)	16.7	16.8	16.7	16.8
Storage capacity, average (mmbbls) (2)	16.7	16.8	16.7	16.6
Terminal throughput (mbpd) (3)	762.3	772.6	793.1	774.8
Vessels per period	205	209	614	578
Barges per period	587	737	1,878	2,261
Trucks per period (4)	1,371	—	1,704	—
________________

(1)	Represents million barrels (“mmbbls”).

(2)	During the third quarter of 2011, two tanks with total storage capacity of 130,000 barrels were taken out of service due to age.

(3)	Represents thousands of barrels per day (“mbpd”).

(4)	Beginning in June 2011, one of our customers began unloading product by truck.

Revenues by service category:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Storage service fees	$22,329	$22,295	$66,880	$65,549
Throughput fees	5,283	5,109	17,582	15,417
Ancillary service fees	1,255	1,471	4,014	4,380
Total revenues	$28,867	$28,875	$88,476	$85,346

OILTANKING PARTNERS, L.P.
SELECTED FINANCIAL DATA
Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Reconciliation of net income, excluding gains and losses:
Net income	$35,310	$7,804	$50,546	$25,882
Loss on early extinguishment of debt	6,382	—	6,382	—
(Gain) loss on disposal of fixed assets	—	(124)	544	(149)
Gain on property casualty indemnification	(681)	—	(928)	(3,701)
Income tax benefit for elimination of deferred tax account balances	(27,258)	—	(27,258)	—
Net income, excluding gains and losses	$13,753	$7,680	$29,286	$22,032

Reconciliation of Adjusted EBITDA from net income:
Net income	$35,310	$7,804	$50,546	$25,882
Depreciation and amortization	3,843	3,835	11,795	11,475
Income tax expense (benefit)	(27,118)	2,980	(21,403)	7,997
Interest expense, net	607	2,308	5,171	7,168
Loss on early extinguishment of debt	6,382	—	6,382	—
(Gain) loss on disposal of fixed assets	—	(124)	544	(149)
Gain on property casualty indemnification	(681)	—	(928)	(3,701)
Other income	(290)	(193)	(431)	(165)
Adjusted EBITDA	$18,053	$16,610	$51,676	$48,507

Distributable cash flow:
Net income	$35,310
Depreciation and amortization	3,843
Gain on property casualty indemnification	(681)
(Gain) loss on disposal of fixed assets	—
Loss on early extinguishment of debt	6,382
Other income	(290)
Income tax benefit	(27,118)
Maintenance capital expenditures	(1,369)
Distributable cash flow	$16,077

Pro-forma cash distribution (1)	$13,397

Pro-forma distribution coverage ratio	1.20
_____________
(1) Pro-forma distribution represents the minimum quarterly distribution of $0.3375 per unit per our partnership agreement. The actual distribution declared for the third quarter of 2011 was prorated to $0.2678 per unit.

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